United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

Collective Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14770	43-1813160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue, Topeka, Kansas		66607
(Address of principal executive offices)		(Zip Code)

(785) 233-5171

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of the Company was held on May 24, 2012

(b) The stockholders elected all of the Company's nominees for director; approved the advisory vote on executive compensation; ratified the appointment of Deloitte & Touche LLP as the Company's independent registered accounting firm for the fiscal year 2012; approved the Amended and Restated Collective Brand’s, Inc. Incentive Compensation Plan; and approved the 2012 Collective Brands, Inc. Stock Incentive Plan. The final results of voting on each of the matters submitted to a vote of stockholders during the Registrant's annual meeting of stockholders on May 24, 2012 are as follows:

			Broker
	For	Withheld	Non-Votes
1. Election of Directors:
Mylle H. Mangum	37,751,379	12,275,521	5,471,085
John M. McGovern	40,378,150	9,648,750	5,471,085
D. Scott Olivet	40,399,432	9,627,468	5,471,085

Under the Registrant's Charter, each of the directors was elected, having received more votes "for" than "against."

				Broker
	For	Against	Abstention	Non-Votes
2. Advisory Vote on Executive Compensation	47,905,942	1,605,817	515,339	5,471,085

	For	Against	Abstention
3. Ratification of Deloitte & Touche LLP	55,230,897	198,916	68,370

				Broker
	For	Against	Abstention	Non-Votes
4. Approve the Amended and Restated Collective Brands, Inc. Incentive Compensation Plan	49,348,386	483,647	195,065	5,471,085

				Broker
	For	Against	Abstention	Non-Votes
5. Approve the 2012 Collective Brands, Inc. Stock Incentive Plan	43,729,483	6,145,828	151,787	5,471,085

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Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

            None

(b) Pro forma financial information:

            None

(c) Shell company transactions:

            None

(d) Exhibits

            99.1       Press Release of Collective Brands, Inc. dated May 24, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2012	COLLECTIVE BRANDS, INC.

	By:	/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President - Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description
99.1	Press Release of Collective Brands, Inc. dated May 24, 2012

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